Filed Pursuant to Rule 424(b)(5)

Registration No. 333-189616

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per security	Proposed maximum aggregate offering price(1)	Amount of registration fee(2)
Common Stock, $0.01 par value per share	1,298,386	$155.00	$201,249,830.00	$27,450.48

(1)	Includes shares of common stock that may be purchased by the underwriters pursuant to their option to purchase additional shares of common stock.
(2)	This filing fee is calculated in accordance with Rule 457(r) and relates to the Registration Statement on Form S-3 (File No. 333-189616) filed by the Registrant on June 26, 2013.

Prospectus Supplement to Prospectus dated June 26, 2013.

1,129,032 Shares

Virtus Investment Partners, Inc.

Common Stock

Virtus Investment Partners, Inc. (“Virtus”) is offering 1,129,032 shares in the offering. The common stock is quoted on the NASDAQ Global Market under the symbol “VRTS”. The last reported sale price of the common stock on September 11, 2013 was $166.12 per share.

See “Risk Factors” on page S-7 of this prospectus supplement and page 4 of the accompanying prospectus to read about factors you should consider before buying shares of the common stock.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$155.00	$174,999,960.00
Underwriting discount	$6.975	$7,874,998.20
Proceeds, before expenses	$148.025	$167,124,961.80

To the extent that the underwriters sell more than 1,129,032 shares of common stock, the underwriters have the option to purchase up to an additional 169,354 shares from Virtus at the public offering price less the underwriting discount.

The underwriters expect to deliver the shares against payment in New York, New York on September 17, 2013.

Goldman, Sachs & Co.	Morgan Stanley	BofA Merrill Lynch

UBS Investment Bank	Citigroup	RBC Capital Markets

Raymond James	Sandler O’Neill + Partners, L.P.	Wells Fargo Securities

Prospectus Supplement dated September 11, 2013.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this common stock offering and also adds to and updates information contained in the accompanying prospectus dated June 26, 2013 and the documents incorporated by reference herein and therein. The second part, the accompanying prospectus, gives more general information, some of which does not apply to this offering. If the description of this offering varies between this prospectus supplement and the accompanying prospectus or any document incorporated by reference herein or therein filed prior to the date of this prospectus supplement, you should rely on the information contained in this prospectus supplement. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus supplement or the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement. You should rely only on the information contained in or incorporated by reference into this prospectus

i

supplement or contained in or incorporated by reference into the accompanying prospectus to which we or the underwriters have referred you. We and the underwriters have not authorized anyone to provide you with information that is different. The information contained in, or incorporated by reference into, this prospectus supplement and contained in, or incorporated by reference into, the accompanying prospectus is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of common stock. It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, in their entirety before making your investment decision. You should also read and consider the information in the documents to which we have referred you under the captions “Documents Incorporated by Reference” in this prospectus supplement and “Documents Incorporated by Reference” and “Where You Can Find More Information” in the accompanying prospectus.

We are offering to sell, and are seeking offers to buy, the common stock only in jurisdictions where such offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about and observe any restrictions relating to the offering of the common stock and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

This prospectus supplement, the accompanying prospectus and the information incorporated herein and therein by reference includes trademarks, service marks and trade names owned by us or others. All trademarks, service marks and trade names included or incorporated by reference into this prospectus supplement or the accompanying prospectus are the property of their respective owners.

The representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement and the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained elsewhere in this prospectus supplement and the accompanying prospectus or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary does not contain all of the information that you should consider before deciding to invest in our common stock. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the “Risk Factors” sections contained in this prospectus supplement, in our Annual Report on Form 10-K for the year ended December 31, 2012 and in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2013 and June 30, 2013, and our consolidated financial statements and the related notes, our condensed consolidated financial statements and the related notes and the other documents incorporated by reference in this prospectus supplement and the accompanying prospectus. Unless we have indicated otherwise, or the context otherwise requires, references in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein and therein to “we,” “us,” “our,” “Virtus,” and the “Company,” or similar terms are to Virtus Investment Partners, Inc., a Delaware corporation, and its subsidiaries.

Our Business

We are a provider of investment management and related services to individuals and institutions. We use a multi-manager, multi-style approach, offering investment strategies from affiliated managers and unaffiliated subadvisers, each having its own distinct investment style, autonomous investment process and individual brand. By offering a broad array of products, we believe we can appeal to a greater number of investors and be less exposed to changes in market cycles and investor preferences, allowing us to participate in growth opportunities across different market cycles.

Our earnings are primarily driven by asset-based fees charged for services relating to these various products including investment management, fund administration, distribution and shareholder services. These fees are based on a percentage of assets under management, or AUM, and are calculated using daily or weekly average assets or assets at the end of the preceding quarter. From December 31, 2008 to June 30, 2013 our total assets under management, or AUM, increased from $22.6 billion to $52.7 billion. Our AUM increased to $53.2 billion as of August 31, 2013.

Our Investment Products

We offer investment strategies for individual and institutional investors in different product structures and through multiple distribution channels. Our investment strategies are available in a diverse range of styles and disciplines, managed by a collection of boutique investment managers, both affiliated and unaffiliated. We have offerings in various asset classes (equity, fixed income, money market and alternative), in all market capitalizations (large, mid and small), in different styles (growth, blend and value) and with various investment approaches (fundamental, quantitative and thematic). Our retail products include open-end mutual funds, closed-end funds, variable insurance funds and separately managed accounts. We also offer certain of our investment strategies to institutional clients.

Our Investment Managers

Our multi-boutique investment management model is flexible and differentiated from our peers. Investment management services are provided by affiliated and unaffiliated investment managers. Our model allows us to consider a variety of ownership structures with affiliated managers and the ability to employ unaffiliated firms as subadvisers, with no ownership interest. This gives us additional flexibility when we add new strategies, teams and firms.

The investment managers are responsible for portfolio management activities for our products. Our affiliated managers participate in the earnings they generate through compensation arrangements that include incentive bonus pools based primarily on their profits. We monitor the quality of our products by assessing the managers’ performance, style, consistency and the discipline with which they apply their investment process. We provide shared non-investment support functions, including distribution, marketing, product management, fund services, legal and compliance, information technology and operations, and human resources.

Our Distribution

We distribute our open-end mutual funds through financial intermediaries. We have broad access in the retail market, with distribution partners that include national and regional broker-dealers, independent broker-dealers and independent financial advisory firms. In many of these firms, we have a number of products that are on the firms’ preferred “recommended” lists and on fee-based advisory programs. Our sales efforts are supported with two teams of external and internal regional sales professionals (for the national wirehouse and regional broker channel and the independent /registered investment advisor channel), and a national account relationship group, and separate teams for the retirement and insurance markets. Our open-end mutual fund sales efforts have resulted in 17 consecutive quarters of positive net flows and have generated consistent double-digit annualized net flow growth, including in the months of July and August 2013.

Our separately managed accounts are distributed through financial intermediaries and we also serve high net-worth clients through specialized teams at our affiliated managers who develop relationships in this market and deal directly with these clients. Our institutional distribution strategy is an affiliate-centric and coordinated model. Institutional resources at affiliates and certain combined resources work collaboratively on institutional sales efforts. Through relationships with consultants, they target key market segments, including foundations and endowments, corporate, public and private pension plans.

Our Strategy

We believe we will continue to enhance stockholder value by building upon our strengths and effectively executing the following strategies:

•

Maintain and expand our high quality investment strategies.    Our primary objective is to provide clients with a diverse offering of high-quality investment capabilities from the best managers. We offer investment solutions from affiliated managers, companies in which we have an ownership interest or unaffiliated subadvisers whose strategies are not typically available to retail mutual fund customers. We believe that we can appeal to a greater number of clients and participate in growth opportunities across different market cycles by offering products from a variety of boutique investment managers in a diverse range of styles and disciplines. To allow us to continue to offer distinctive strategies, we plan to: (a) leverage the capabilities of current managers by introducing new strategies (b) make existing strategies available in other product structures and for additional markets or channels; and (c) broaden our capabilities with new strategies by partnering with additional subadvisers or new investment management teams and affiliated managers.

•

Capture greater market share by generating higher sales through our current distribution and expanding into other channels.    Our investment capabilities are available in both the retail and institutional channels. Our mutual funds benefit from our broad distribution reach among financial intermediaries and differentiated value proposition that allows us to offer financial advisors a single-point-of-access to the distinctive investment philosophies and strategies of our boutique managers. We plan to: (a) increase our market share in traditional retail channels by leveraging our strong wirehouse presence to distribute existing and new products, and expanding our efforts and resources in the independent and registered investment advisor channels; (b) increase retirement and institutional sales by broadening our sales and marketing efforts that target those channels; and (c) expand into non-U.S. distribution channels by providing foreign investors with access to our existing strategies and partnering with new offshore distribution relationships.

•

Leverage the benefits of our operating model by enhancing our shared administration and distribution services.    In our model, our investment managers focus primarily on managing client assets because they benefit from shared distribution access, marketing and operational support. This model allows us to provide high-quality services to our managers and to take full advantage of the scale of our business, so we can cost effectively add new strategies, teams and firms. We plan to continue to: (a) enhance the efficiency and flexibility of our shared support services; and (b) leverage our shared distribution and operational support across more managers and strategies as we add incremental assets to our platform.

•

Optimize our capital structure to position the company for further growth.    Our approach is to maintain an appropriate level of capital to manage current operations, ensure business flexibility, continue to fund our multiple growth opportunities, and provide an appropriate return to shareholders. We plan to: (a) maintain a working capital balance that is appropriate for a company of our size and our plans for growth; (b) seed new investment strategies and mutual funds to ensure a strong pipeline of future saleable products; (c) invest in our organic growth, including our distribution efforts and closed-end fund launches; and (d) pursue selective acquisition opportunities, such as the addition of new teams or affiliated managers.

Corporate Information

Virtus Investment Partners, Inc. commenced operations on November 1, 1995 through a reverse merger with Duff & Phelps Corporation. From 1995 to 2001, we were a majority-owned indirect subsidiary of The Phoenix Companies, Inc., or PNX. On January 11, 2001, a subsidiary of PNX acquired our outstanding shares not already owned by PNX and we became an indirect wholly-owned subsidiary of PNX. On October 31, 2008, after the sale of convertible preferred stock to a subsidiary of the Bank of Montreal (the Bank of Montreal and its subsidiaries are together referred to in this prospectus supplement as BMO) we became an indirect, majority-owned subsidiary of PNX. On December 31, 2008, PNX distributed 100% of our common stock to PNX stockholders in a spin-off transaction. Following the spin-off, BMO owned 100% of our outstanding shares of Series B convertible preferred stock. All of the outstanding Series B convertible preferred stock was converted to shares of our common stock on January 6, 2012. As a result of the conversion, all of the shares of Series B convertible preferred stock have been retired.

Our principal executive offices are located at 100 Pearl Street, Hartford, Connecticut 06103. Our telephone number is (800) 248-7971, and our internet address is www.virtus.com. The information found on our website and on websites linked from it is not incorporated into or a part of this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein and therein.

The Offering

Unless otherwise indicated, all information in this prospectus supplement assumes that the underwriters do not exercise their option to purchase 169,354 additional shares of our common stock within 30 days after the date of this prospectus supplement.

Common stock offered	1,129,032 shares

Common stock to be outstanding immediately after this offering	8,949,865 shares

Option to purchase additional shares	169,354 shares

Use of proceeds

We intend to use a portion of the net proceeds from this offering to expand our seed capital program for new investment strategies and funds. In addition, we intend to use a portion of the net proceeds to invest in other growth opportunities, such as closed-end fund launches, fund adoptions, lift-outs and acquisitions, in each case, as they arise, as well as for general corporate purposes.

See “Use of Proceeds” on page S-10.

Risk factors	Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page S-7, as well as all of the other information set forth in and incorporated by reference into this prospectus supplement and the accompanying prospectus, for a discussion of factors you should carefully consider before deciding to invest in shares of our common stock.

NASDAQ Global Market symbol	VRTS

The information above is based on 7,820,833 shares of common stock outstanding as of June 30, 2013. It does not include:

•	198,226 shares of common stock issuable upon the exercise of stock options outstanding as of June 30, 2013 and August 31, 2013 at a weighted-average exercise price of $20.34 per share;

•	241,347 shares of our common stock issuable upon vesting of restricted stock units outstanding as of June 30, 2013;

•	105 shares of our common stock issuable upon vesting of restricted stock units granted after June 30, 2013 and on or before August 31, 2013; and

•	492,999 shares of our common stock available as of August 31, 2013 for future grant or issuance pursuant to our stock-based compensation plans.

Summary Consolidated Financial Data

The following summary consolidated financial data for the years ended December 31, 2012, 2011 and 2010 are derived from our audited consolidated financial statements incorporated by reference into this prospectus supplement and the accompanying prospectus. The following unaudited summary condensed consolidated financial data as of June 30, 2013 and for each of the six months in the periods ended June 30, 2013 and 2012 are derived from our unaudited condensed consolidated financial statements incorporated by reference into this prospectus supplement and the accompanying prospectus. Operating results for the six months ended June 30, 2013 are not necessarily indicative of the results that may be expected for the full year. The data should be read in conjunction with our audited consolidated financial statements and related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” that are incorporated by reference into this prospectus supplement from our Annual Report on Form 10-K for the year ended December 31, 2012 and our unaudited condensed consolidated financial statements and related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” that are incorporated by reference into this prospectus supplement from our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2013 and June 30, 2013.

	Year Ended December 31,			Six Months Ended June 30,
	2012	2011	2010	2013	2012
				(unaudited)
	(In thousands, except per share amounts)
Results of Operations
Revenues	$280,086	$204,652	$144,556	$182,308	$129,216
Expenses	219,641	190,749	135,285	134,326	107,010
Operating income	60,445	13,903	9,271	47,982	22,206
Income tax expense (benefit)(1)	27,030	(132,428)	513	17,768	9,201
Net income	37,773	145,420	9,642	28,968	13,817
Earnings per share—basic(1)	4.87	17.98	0.87	3.75	1.81
Earnings per share—diluted(1)	4.66	16.34	0.81	3.64	1.71

(1)	The year ended December 31, 2011 includes a tax benefit of $132.4 million primarily related to the release of a valuation allowance on certain deferred tax assets.

	As of June 30, 2013
	Actual	As Adjusted(1)
	(unaudited)
	(In thousands)
Balance Sheet Data:
Cash and cash equivalents	$70,851	$237,126
Intangible assets, net	46,606	46,606
Goodwill	5,260	5,260
Total assets	342,600	508,875
Accrued compensation and benefits	26,590	26,590
Long-term debt	15,000	15,000
Total liabilities	76,798	76,798
Total equity attributable to stockholders	256,416	422,691
Working capital(2)	146,669	312,944
Working capital less redeemable noncontrolling interests(2)	137,248	303,523

(1)	Reflects the sale of 1,129,032 shares of our common stock offered hereby at the public offering price of $155.00 per share, after deducting the underwriting discount and estimated offering expenses.
(2)	Working capital is defined as current assets less current liabilities.

	As of December 31,			As of June 30,
	2012	2011	2010	2013	2012
				(unaudited)
	(In millions)
Assets Under Management
Total assets under management	$45,537	$34,588	$29,473	$52,653	$38,839

RISK FACTORS

Any investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and all of the information contained in this prospectus supplement and the accompanying prospectus before deciding whether to purchase our common stock. In addition, you should carefully consider, among other things, the matters discussed under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2012, our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2013 and June 30, 2013, and other documents that we subsequently file with the Securities and Exchange Commission, or the SEC, all of which are incorporated by reference into this prospectus supplement. The risks and uncertainties described below, in our Annual Report on Form 10-K for the year ended December 31, 2012 and in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2013 and June 30, 2013 are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any such risks actually occur, our business, financial condition and results of operations would suffer. In that event, the trading price of our common stock could decline, and you may lose all or part of your investment in our common stock.

Risks Related to Our Common Stock and This Offering

Our stock price has been and could remain volatile.

The market price for our common stock has been and may continue to be volatile. As the price of our common stock on the NASDAQ Global Market constantly changes, it is impossible to predict whether the price of our common stock will rise or fall. Trading prices of our common stock will be influenced by our financial conditions, operating results and prospects and by economic, financial and other factors, such as prevailing interest rates, interest rate volatility and changes in our industry and competitors. In addition, general market conditions, including the level of, and fluctuations in, the trading prices of stocks generally, could affect the price of shares of our common stock.

Future sales of substantial amounts of our common stock could affect the market price of our common stock.

Future sales of substantial amounts of our common stock, or securities convertible or exchangeable into shares of our common stock, into the public market whether by us or any of our security holders, including shares of common stock issued upon exercise of options or warrants, or the vesting of restricted stock units, or perceptions that those sales and/or conversions or exchanges could occur, could adversely affect the prevailing market price of our common stock and our ability to raise capital in the future.

Our common stock has relatively limited trading volume, and ownership of a large percentage is concentrated with a small number of shareholders, which could increase the volatility in our stock trading and dramatically affect our share price.

A large percentage of our common stock is held by a limited number of shareholders. If our larger shareholders decide to liquidate their positions, it could cause significant fluctuation in the share price of our common stock. Public companies with a relatively concentrated level of institutional shareholders, such as we have, often have difficulty generating trading volume in their stock.

Your percentage ownership in us may be diluted by future issuances of capital stock, which could reduce your influence over matters on which stockholders vote.

Pursuant to the terms of our amended and restated certificate of incorporation and amended and restated bylaws, our board of directors has the authority, without action or vote of our stockholders, to issue all or any part of our authorized but unissued shares of common stock, including shares issuable upon the exercise of options or warrants, or the vesting of restricted stock units, or shares of our authorized but unissued preferred stock. Issuances of common stock or voting preferred stock would reduce your influence over matters on which our stockholders vote, and, in the case of issuances of preferred stock, would likely result in your interest in us being subject to the prior preferential rights of holders of that preferred stock.

We will have broad discretion as to the use of the proceeds from this offering, and we may not use the proceeds effectively.

We expect to use the net proceeds from this offering to expand our seed capital program for new investment strategies and funds, to invest in other growth opportunities and for general corporate purposes. We have not determined the amounts we plan to spend on any of the foregoing or the timing of these expenditures. See “Use of Proceeds” on page S-10. Accordingly, our management will have broad discretion as to the application of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of this offering. Our management may use the net proceeds from this offering for corporate purposes that may not yield profitable results or increase our market value.

You will experience immediate dilution in the book value per share of the common stock you purchase.

Because the price per share of our common stock being offered is substantially higher than the net tangible book value per share of our common stock, you will suffer substantial dilution in the net tangible book value of the common stock you purchase in this offering. Based on the public offering price of $155.00 per share, if you purchase shares of common stock in this offering, you will suffer immediate and substantial dilution of $113.57 per share in the net tangible book value of the common stock. If the underwriters exercise their option to purchase additional shares, you will experience additional dilution. See “Dilution” on page S-11 for a more detailed discussion of the dilution you will incur in this offering.

Preliminary interim data regarding assets under management and net flow growth is subject to change and may not be indicative of future results.

The preliminary interim data presented above under “Prospectus Supplement Summary—Our Business” is preliminary data regarding our assets under management as of August 31, 2013 and net flow growth for the months of July and August 2013, and may be subject to change and may not be indicative of final results for the quarter ending September 30, 2013, the full year ending December 31, 2013 or other future periods.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents that are incorporated by reference herein and therein contain statements that are, or may be considered to be, forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995, as amended, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements that are not historical facts, including statements about our beliefs or expectations and the use of proceeds from this offering, are forward-looking statements. These statements may be identified by such forward-looking terminology as “expect,” “estimate,” “plan,” “intend,” “believe,” “anticipate,” “may,” “should,” “could,” “continue,” “project” or similar statements or variations of such terms.

Our forward-looking statements are based on a series of expectations, assumptions and projections about us, are not guarantees of future results or performance, and involve substantial risks and uncertainty, including assumptions and projections concerning our AUM, net asset inflows and outflows, operating cash flows, and future credit facilities, for all forward periods. All of our forward-looking statements contained in this prospectus supplement, the accompanying prospectus and the documents that are incorporated by reference herein and therein are as of the date of the respective document only.

We can give no assurance that such expectations or forward-looking statements will prove to be correct. Actual results may differ materially. We do not undertake or plan to update or revise any such forward-looking statements to reflect actual results, changes in plans, assumptions, estimates or projections, or other circumstances occurring after the date of this prospectus supplement, even if such results, changes or circumstances make it clear that any forward-looking information will not be realized. If there are any future public statements or disclosures by us which modify or impact any of the forward-looking statements contained in or accompanying this prospectus supplement, the accompanying prospectus and the documents that are incorporated by reference herein and therein, such statements or disclosures will be deemed to modify or supersede such statements in this prospectus supplement, the accompanying prospectus and the documents that are incorporated by reference herein and therein.

Our business and our forward-looking statements involve substantial known and unknown risks and uncertainties, including those discussed under “Risk Factors” in this prospectus supplement and “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2012 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2013 and June 30, 2013.

An occurrence of, or any material adverse change in, one or more of the risk factors or risks and uncertainties referred to in this prospectus supplement and the accompanying prospectus or included in our periodic reports filed with the SEC could materially and adversely affect our operations, financial results, cash flows, prospects, and liquidity. You are urged to carefully consider all such factors.

USE OF PROCEEDS

We estimate that the net proceeds we will receive from this offering, based on the public offering price of $155.00 per share, will be approximately $166.3 million (or $191.3 if the underwriters exercise their option to purchase additional shares in full), after deducting the underwriting discount and estimated offering expenses.

We intend to use a portion of the net proceeds from this offering to expand our seed capital program for new investment strategies and funds. In addition, we intend to use a portion of the net proceeds to invest in other growth opportunities, such as closed-end fund launches, fund adoptions, lift-outs and acquisitions, in each case, as they arise, as well as for general corporate purposes. The expansion of the seed capital program will allow us to:

•	Increase the number of new products seeded at any one time;

•	Support sales efforts by giving our products access to shelf space with distribution partners;

•	Introduce products in the rapidly growing “liquid alternative” space; and

•	Enhance our ability to offer investment strategies from new teams or firms.

We have not determined the amounts we plan to spend on any of the areas listed above or the timing of these expenditures. As a result, our management will have broad discretion to allocate the net proceeds from this offering.

DILUTION

If you purchase our common stock in this offering, your interest will be diluted to the extent of the difference between the public offering price per share and the net tangible book value per share of our common stock after this offering. We calculate net tangible book value per share by subtracting our total liabilities from our total tangible assets and dividing the difference by the number of outstanding shares of our common stock.

Our net tangible book value at June 30, 2013 was $204.5 million, or $26.15 per share, based on 7.8 million shares of our common stock outstanding at June 30, 2013. After giving effect to the sale of 1,129,032 shares of common stock at the public offering price of $155.00 per share, less the underwriting discount and estimated offering expenses, our net tangible book value at June 30, 2013 would be $370.8 million, or $41.43 per share. This represents an immediate increase in net tangible book value of $15.28 per share to existing stockholders and an immediate dilution of $113.57 per share to investors in this offering. The following table illustrates this per share dilution:

Public offering price per share		$155.00
Net tangible book value per share as of June 30, 2013	$26.15
Increase per share attributable to new investors purchasing shares in this offering	$15.28

Net tangible book value per share after this offering		$41.43

Dilution per share to new investors		$113.57

If the underwriters exercise their option to purchase additional shares in full, the net tangible book value per share after this offering based on the public offering price of $155.00 per share, less the underwriting discount and estimated offering expenses, would be $43.41 per share, representing an increase to existing stockholders of $17.26 per share, and there would be an immediate dilution of $111.59 per share to new investors.

PRICE RANGE OF COMMON STOCK

Our common stock is traded on the NASDAQ Global Market under the trading symbol “VRTS.” The table below sets forth the high and low sales prices of our common stock on the NASDAQ Global Market during the periods indicated.

	Price Range of Common Stock
	High	Low
Year ended December 31, 2011
First quarter	$62.30	$43.26
Second quarter	61.60	49.79
Third quarter	80.95	50.10
Fourth quarter	79.48	50.36
Year ended December 31, 2012
First quarter	$87.00	$74.14
Second quarter	87.46	69.00
Third quarter	93.74	75.00
Fourth quarter	121.93	86.02
Year ending December 31, 2013
First quarter	$191.34	$121.22
Second quarter	248.89	175.96
Third quarter (through September 11, 2013)	195.69	152.61

The last reported sale price of our common stock on the NASDAQ Global Market on September 11, 2013 was $166.12 per share. As of August 31, 2013, there were approximately 80,158 holders of our common stock.

DIVIDEND POLICY

We have never declared a cash dividend on our common stock. The payment of any dividends on our common stock and the amount thereof will be determined by our board of directors depending upon, among other factors, our earnings, operations, financial condition, capital requirements, and general business outlook at the time payment is considered. Additionally, our ability to pay common stock dividends is limited under the terms of our credit facility (see the discussion under “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Long-term Debt” contained in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2013, which is incorporated by reference into this prospectus supplement, for additional information about our credit facility).

CAPITALIZATION

The following table sets forth our capitalization as of June 30, 2013:

•	on an actual basis; and

•

on an as adjusted basis to give effect to the issuance and sale of 1,129,032 shares of our common stock in this offering at the public offering price of $155.00 per share, less the underwriting discount and estimated offering expenses.

The information set forth below is unaudited and should be read in conjunction with, and is qualified in its entirety by reference to, “Prospectus Supplement Summary—Summary Consolidated Financial Data” above and our unaudited condensed consolidated financial statements and the related notes thereto contained in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2013, which is incorporated by reference into this prospectus supplement.

	As of June 30, 2013
	Actual	As Adjusted
	(in thousands, except share data)
Cash and Cash Equivalents(1)	$70,851	$237,126
Long-term debt	15,000	15,000
Temporary equity:
Redeemable noncontrolling interests	9,421	9,421
Permanent equity:
Common stock, par value $0.01 per share:
Authorized, 1,000,000,000 shares; 8,145,833 shares issued and 7,820,833 shares outstanding, actual; and 9,274,865 shares issued 8,949,865 shares outstanding, as adjusted	81	93
Additional paid-in capital	940,267	1,106,530
Accumulated deficit	(651,066)	(651,066)
Accumulated other comprehensive loss	(166)	(166)
Treasury stock, at cost, 325,000 shares	(32,700)	(32,700)

Total equity attributable to stockholders	256,416	422,691
Noncontrolling interest	(35)	(35)

Total permanent equity	256,381	422,656

Total capitalization	$280,802	$447,077

(1)	Excludes balances of consolidated investment products.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS

The following is a discussion of the material U.S. federal income tax consequences of the purchase, ownership, and disposition of our common stock by a non-U.S. holder as of the date hereof. This summary deals only with our common stock that is held as a capital asset by a non-U.S. holder.

A “non-U.S. holder” means a person (other than a partnership or any other entity treated as a partnership for U.S. federal income tax purposes) that is not for U.S. federal income tax purposes any of the following:

•	an individual citizen or resident of the United States;

•

a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust if it (a) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (b) has a valid election in effect under applicable U.S. Treasury regulations, or Treasury Regulations, to be treated as a United States person.

This summary is based upon provisions of the Internal Revenue Code of 1986, as amended, or the Code, Treasury Regulations, rulings, and judicial decisions as of the date hereof. Those authorities may be changed, potentially retroactively, so as to result in U.S. federal income tax consequences different from those summarized below. This summary does not address all aspects of U.S. federal income taxation, nor does it address any other U.S. federal tax consequences (e.g., estate or gift tax) or any foreign, state, local, or other tax considerations that may be relevant to non-U.S. holders in light of their particular circumstances. In addition, this summary does not represent a detailed description of the U.S. federal income tax consequences applicable to holders that are subject to special treatment under the U.S. federal income tax laws (including a holder that is a U.S. expatriate, a “controlled foreign corporation,” a “passive foreign investment company,” or a partnership or other pass-through entity for U.S. federal income tax purposes). We cannot provide assurance that a change in law will not alter significantly the tax considerations that are described in this summary.

If a partnership holds our common stock, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. Non-U.S. holders that are partners of a partnership holding our common stock should consult their tax advisors.

Non-U.S. holders considering the purchase of our common stock should consult their own tax advisors concerning the particular U.S. federal income tax consequences of the ownership of our common stock, as well as the consequences arising under the laws of any other taxing jurisdiction.

Dividends

If distributions are paid on our common stock, they will be taxable as dividends to the extent paid out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Dividends paid to a non-U.S. holder of our common stock generally will be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. However, dividends that are effectively connected with the conduct of a trade or business by the non-U.S. holder within the United States (and, if required by an applicable income tax treaty, are attributable to a U.S. permanent establishment of the non-U.S. holder) are not subject to withholding tax, provided certain certification and disclosure requirements are satisfied. Instead, such dividends are subject to U.S. federal income tax on a net income basis in the same manner as if the non-U.S. holder were a United States person as defined under the Code. In addition, any such effectively connected dividends received by a foreign corporation may be subject to a branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

A non-U.S. holder of our common stock who wishes to claim the benefit of an applicable treaty rate for dividends will generally be required (a) to complete Internal Revenue Service, or IRS, Form W-8BEN and certify under penalty of perjury that such holder is not a United States person as defined under the Code and is eligible for treaty benefits or (b) if our common stock is held through certain foreign intermediaries, to satisfy certain relevant certification requirements set forth under applicable Treasury Regulations. Special certification and other requirements apply to certain non-U.S. holders that are pass-through entities rather than corporations or individuals.

A non-U.S. holder of our common stock eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the IRS.

Gain on Disposition of Common Stock

Any gain realized on the disposition of our common stock by a non-U.S. holder generally will not be subject to U.S. federal income tax unless:

•

the gain is effectively connected with a trade or business of the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment of the non-U.S. holder);

•	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or

•

we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of the disposition or such non-U.S. holder’s holding period for our common stock.

A non-U.S. holder described in the first bullet point immediately above will be subject to tax on the net gain derived from the disposition in the same manner as if it were a United States person as defined under the Code. A non-U.S. holder described in the first bullet point immediately above that is a foreign corporation may also be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits or at such lower rate as may be specified by an applicable income tax treaty. An individual non-U.S. holder described in the second bullet point immediately above will be subject to a flat 30% tax on the gain derived from the disposition, which may be offset by U.S.-source capital losses, even though the individual is not considered a resident of the United States.

We believe we have not been and are not currently a “United States real property holding corporation” for U.S. federal income tax purposes, and we do not anticipate becoming one in the future. However, no assurance can be given that we will not become one in the future. If we are, or become, a “United States real property holding corporation,” so long as our common stock continues to be regularly traded on an established securities market, only a non-U.S. holder that has held (at any time during the shorter of the five-year period ending on the date of the disposition of our common stock or such non-U.S. holder’s holding period for our common stock) more than 5% of our common stock will be subject to U.S. federal income tax on the disposition of our common stock. Non-U.S. holders should consult their own tax advisors about the consequences that could result if we are, or become, a “United States real property holding corporation.”

Information Reporting and Backup Withholding

We must report annually to the IRS and to each non-U.S. holder the amount of dividends paid to such holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. holder resides under the provisions of an applicable income tax treaty.

A non-U.S. holder will be subject to backup withholding for dividends paid to such holder unless such holder certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that such holder is a United States person as defined under the Code), or such holder otherwise establishes an exemption.

Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale of our common stock within the United States or conducted through certain U.S.-related financial intermediaries, unless the beneficial owner certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a United States person as defined under the Code), or such owner otherwise establishes an exemption.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Additional Withholding Requirements

After June 30, 2014, withholding at a rate of 30% will be required on dividends in respect of (and, after December 31, 2016, withholding at a rate of 30% will be required on gross proceeds from the sale of) shares of our common stock held by or through certain foreign financial institutions (including investment funds), unless such institution enters into an agreement with the Secretary of the Treasury to report, on an annual basis, information with respect to certain shares in, and accounts maintained by, the institution to the extent such shares or accounts are held by certain United States persons or by certain foreign entities that are wholly or partially owned by United States persons. Accordingly, the entity through which our common stock is held will affect the determination of whether such withholding is required. Similarly, after June 30, 2014, dividends in respect of (and, after December 31, 2016, gross proceeds from the sale of) shares of common stock held by a non-financial foreign entity will be subject to withholding at a rate of 30%, unless such entity either (a) certifies to us that such entity does not have any substantial U.S. owners or (b) provides certain information regarding the entity’s substantial U.S. owners, which we will in turn provide to the Secretary of the Treasury. Non-U.S. holders of our common stock are encouraged to consult with their tax advisors regarding the possible implications of these rules on their investment in our common stock.

CERTAIN ERISA CONSIDERATIONS

The Employee Retirement Income Security Act of 1974, as amended, or ERISA, and Section 4975 of the Code impose certain restrictions on (a) employee benefit plans (as defined in Section 3(3) of ERISA) that are subject to Title I of ERISA, (b) plans (as defined in Section 4975( e)(1) of the Code) that are subject to Section 4975 of the Code, including individual retirement accounts or Keogh plans, (c) any entities whose underlying assets include assets of a plan described in (a) or (b) by reason of such plan’s investment in such entities, including without limitation, an insurance company general account (each of (a), (b) and (c) is referred to herein as a Plan) and (d) persons who have certain specified relationships to Plans (“parties in interest” under ERISA and “disqualified persons” under the Code). ERISA also imposes certain duties on persons who are fiduciaries of Plans subject to ERISA, and ERISA and the Code prohibit certain transactions between a Plan and “parties in interest” or “disqualified persons” with respect to such Plan. Violations of these rules may result in the imposition of excise taxes and other penalties and liabilities under ERISA and the Code. Governmental plans, certain church plans and non-U.S. plans (collectively referred to herein as non-ERISA Plans), while not subject to Title I of ERISA or Section 4975 of the Code, may nevertheless be subject to similar laws or regulations that are similar to the fiduciary responsibility or prohibited transaction provisions of Title I of ERISA or Section 4975 of the Code, collectively referred to herein as Similar Laws.

General Fiduciary Matters

In considering an investment in shares of our common stock of a portion of the assets of any Plan or non-ERISA Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan or non-ERISA Plan, as applicable, and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary’s duties to the Plan or non-ERISA Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.

Prohibited Transactions

The issuer, the trustee, the underwriters or certain affiliates thereof may be “parties in interest” or “disqualified persons” with respect to a number of Plans. Accordingly, investment in shares of our common stock by a Plan that has such a relationship could be deemed to constitute a transaction prohibited under Title I of ERISA or Section 4975 of the Code (e.g., an extension of credit to a “party in interest”). Such transactions may, however, be subject to one or more statutory or administrative exemptions such as: Section 408(b)(17) of ERISA, which exempts certain transactions between a Plan and a non-fiduciary service provider to such Plan; Prohibited Transaction Class Exemption, or PTCE, 90-1, which exempts certain transactions involving insurance company separate accounts; PTCE 91-38 which exempts certain transactions involving bank collective investment funds; PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a “qualified professional asset manager”; PTCE 95-60, which exempts certain transactions involving insurance company general accounts; or PTCE 96-23, which exempts certain transactions effected on behalf of a Plan by an “in-house asset manager”; or another available exemption. Such exemptions may not, however, apply to all of the transactions that could be deemed prohibited transactions in connection with a Plan’s investment. If a purchase or transfer were to result in a non-exempt prohibited transaction, in addition to possible penalties, excise taxes and fiduciary liabilities, such purchase or transfer may have to be rescinded.

By its purchase, each investor will be deemed to have represented that either (a) it is not a Plan that is subject to the prohibited transaction rules of Section 406 of ERISA or Section 4975 of the Code or a non-ERISA subject to Similar Laws, or (b) its investment will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a violation of any applicable Similar Laws.

The foregoing discussion is general in nature and is not intended to be all-inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering purchasing shares of our common stock on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws, to such investment and whether an exemption would be applicable to the purchase and holding of shares of our common stock.

UNDERWRITING

The Company and the underwriters named below have entered into an underwriting agreement with respect to the shares being offered. Subject to certain conditions, each underwriter has severally agreed to purchase the number of shares indicated in the following table. Goldman, Sachs & Co. and Morgan Stanley & Co. LLC are the representatives of the underwriters.

Underwriters	Number of Shares
Goldman, Sachs & Co.	366,936
Morgan Stanley & Co. LLC	248,387
Merrill Lynch, Pierce, Fenner & Smith Incorporated	141,129
UBS Securities LLC	101,613
Citigroup Global Markets Inc.	67,742
RBC Capital Markets, LLC	67,742
Raymond James & Associates, Inc.	45,161
Sandler O’Neill & Partners, L.P.	45,161
Wells Fargo Securities, LLC	45,161

Total	1,129,032

The underwriters are committed to take and pay for all of the shares being offered, if any are taken, other than the shares covered by the option described below unless and until this option is exercised.

The underwriters have an option to buy up to an additional 169,354 shares from the Company to cover sales by the underwriters of a greater number of shares than the total number set forth in the table above. They may exercise that option for 30 days. If any shares are purchased pursuant to this option, the underwriters will severally purchase shares in approximately the same proportion as set forth in the table above.

The following table shows the per share and total underwriting discount and commissions to be paid to the underwriters by the Company. Such amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase 169,354 additional shares.

	No Exercise	Full Exercise
Per Share	$6.975	$6.975
Total	$7,874,998.20	$9,056,242.35

Shares sold by the underwriters to the public will initially be offered at the public offering price set forth on the cover of this prospectus supplement. Any shares sold by the underwriters to securities dealers may be sold at a discount of up to $4.185 per share from the initial public offering price. After the initial offering of the shares, the representatives may change the offering price and the other selling terms. The offering of the shares by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

The Company, its executive officers and directors and BMO have agreed with the underwriters, subject to certain exceptions, not to dispose of or hedge any of their common stock or securities convertible into or exchangeable for shares of common stock during the period from the date of this prospectus supplement continuing through the date 90 days after the date of this prospectus supplement, except with the prior written consent of the representatives. This agreement does not apply to any existing employee benefit plans.

In connection with the offering, the underwriters may purchase and sell shares of common stock in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering, and a short position represents the amount of such sales that have not been covered by subsequent purchases. A “covered short position” is a short position that is not greater than the amount of additional shares for which the underwriters’ option described above may be exercised. The underwriters may cover any covered short position by either exercising their option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to cover the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase additional shares pursuant to the option described above. “Naked” short sales are any short sales that create a short position greater than the amount of additional shares for which the option described above may be exercised. The underwriters must cover any such naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of common stock made by the underwriters in the open market prior to the completion of the offering.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions.

Purchases to cover a short position and stabilizing transactions, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of the Company’s stock, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of the common stock. As a result, the price of the common stock may be higher than the price that otherwise might exist in the open market. The underwriters are not required to engage in these activities and may end any of these activities at any time. These transactions may be effected on the New York Stock Exchange, the NASDAQ National Market System (NMS) or relevant exchange, in the over-the-counter market or otherwise.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a Relevant Member State), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the Relevant Implementation Date) it has not made and will not make an offer of shares to the public in that Relevant Member State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of shares to the public in that Relevant Member State at any time:

(a)	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b)	to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

(c)	to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the representative for any such offer; or

(d)	in any other circumstances which do not require the publication by the Company of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of shares to the public” in relation to any shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe the shares, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

United Kingdom

In the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons.

Hong Kong

The shares may not be offered or sold by means of any document other than (a) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (b) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (c) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (a) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, or the SFA, (b) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (c) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the shares under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

Japan

The securities have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law) and each underwriter has agreed that it will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Switzerland

This prospectus supplement does not constitute an issue prospectus pursuant to Article 652a or Article 1156 of the Swiss Code of Obligations and the shares of common stock will not be listed on the SIX Swiss Exchange. Therefore, this prospectus supplement may not comply with the disclosure standards of the listing rules (including any additional listing rules or prospectus schemes) of the SIX Swiss Exchange. Accordingly, the shares of common stock may not be offered to the public in or from Switzerland, but only to a selected and limited circle of investors who do not subscribe to the shares of common stock with a view to distribution. Any such investors will be individually approached by the underwriters from time to time.

Dubai

This prospectus supplement relates to an exempt offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority. This prospectus supplement is intended for distribution only to persons of a type specified in those rules. It must not be delivered to, or relied on by, any other person. The Dubai Financial Services Authority has no responsibility for reviewing or verifying any documents in connection with exempt offers. The Dubai Financial Services Authority has not approved this prospectus supplement nor taken steps to verify the information set out in it, and has no responsibility for it. The shares of common stock which are the subject of the offering contemplated by this prospectus supplement may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares of common stock offered should conduct their own due diligence on such shares. If you do not understand the contents of this prospectus supplement you should consult an authorized financial adviser.

Other Information

The Company estimates that the total expenses of the offering, excluding underwriting discount and commissions, will be approximately $850,000.

The Company has agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the underwriters and their respective affiliates have provided, and may in the future provide, a variety of these services to the Company and to persons and entities with relationships with the Company, including sales of mutual funds sponsored by the Company, for which they received or will receive customary fees and expenses. In addition, affiliates of Citigroup Global Markets Inc. and RBC Capital Markets, LLC are lenders under our existing credit facility.

In the ordinary course of their various business activities, the underwriters and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of the Company (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with the Company. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

LEGAL MATTERS

The validity of the shares of common stock offered hereby will be passed upon for us by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., Boston, Massachusetts. Certain legal matters will be passed upon for the underwriters by Simpson Thacher & Bartlett LLP, New York, New York. Simpson Thacher & Bartlett LLP has represented us in the past and in a variety of matters.

EXPERTS

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to our Annual Report on Form 10-K for the year ended December 31, 2012 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement and the accompanying prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. Information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus, except for any information that is superseded by information included directly in this prospectus supplement. Any statement contained in this prospectus supplement, the accompanying prospectus or a document incorporated by reference in this prospectus supplement or the accompanying prospectus will be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is incorporated by reference in this prospectus supplement and the accompanying prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus. We incorporate by reference the documents listed below (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Securities Exchange Act of 1934, as amended) into this prospectus supplement (unless otherwise noted, the SEC file number for each of the documents listed below is 001-10994).

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 filed with the SEC on March 1, 2013;

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2013 and June 30, 2013, filed with the SEC on May 7, 2013 and August 2, 2013, respectively;

•	Our Current Reports on Form 8-K filed with the SEC on May 24, 2013 and September 9, 2013;

•

The description of our common stock contained in our Registration Statement on Form 10 filed with the SEC on December 19, 2008, and any amendment or report filed for the purpose of updating such description;

•	Appendix B of our definitive Proxy Statement on Schedule 14A, as filed with the SEC on March 16, 2011; and

•	The portions of our definitive Proxy Statement on Schedule 14A that are deemed “filed” with the SEC under the Securities Exchange Act of 1934, as amended, as filed with the SEC on April 8, 2013.

In addition, all documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, on or after the date of this prospectus supplement and before the termination of offerings under this prospectus supplement are deemed to be incorporated by reference into, and to be a part of, this prospectus supplement. We are not, however, incorporating, in each case, any documents or information that have been “furnished” but not “filed” for purposes of the Securities Exchange Act of 1934, as amended.

Our SEC filings are available to the public on the SEC’s website at www.sec.gov. We will provide a copy of any and all of the information that is incorporated by reference in this prospectus supplement and the accompanying prospectus to any person, including any beneficial owner, to whom a prospectus supplement is delivered, without charge, upon written or oral request. Written requests for copies should be directed to the following address:

Virtus Investment Partners, Inc.—Investor Relations

100 Pearl Street

Hartford, Connecticut, 06103

(800) 248-7971

PROSPECTUS

Common Stock, Preferred Stock, Warrants, Depositary Shares, Stock Purchase Contracts and Stock Purchase Units and Debt Securities

Offered by Virtus Investment Partners, Inc.

                 Shares

Common Stock

Offered by Selling Shareholders

We may from time to time offer, in one or more series or classes, separately or together, and in amounts, at prices and on terms to be set forth in one or more supplements to this prospectus, the following securities:

•	shares of common stock, par value $0.01 per share;

•	shares of preferred stock, par value $0.01 per share;

•	warrants to purchase shares of common stock or preferred stock;

•	depositary shares;

•	stock purchase contracts and stock purchase units;

•	debt securities; or

•	any combination of these securities.

We refer to the common stock, preferred stock, warrants, depositary shares, stock purchase contracts and stock purchase units and debt securities collectively as the “securities” in this prospectus. We may offer and sell these securities in amounts, at initial prices and on terms determined at the time of the offering.

This prospectus also includes the resale by the selling stockholder(s) named herein of up to                  shares of our common stock. The registration of these shares does not necessarily mean the selling stockholder will sell all or any of these shares of common stock. When and if the selling stockholder(s) named herein sells all or any of their common stock, we will not receive any of the proceeds from such sale.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be set forth in the applicable prospectus supplement. The prospectus supplement may also contain information, where applicable, about certain U.S. federal income tax considerations relating to, and any listing on a securities exchange of, the securities covered by such prospectus supplement. It is important that you read both this prospectus and the applicable prospectus supplement before you invest in the securities.

Investing in our securities involves risks. You should read carefully the information contained in this prospectus under the heading “Risk Factors” beginning on page 4 of this prospectus and the risk factors described in our Securities and Exchange Commission filings, including “Item 1A – Risk Factors” in our most recent Annual Report on Form 10-K for the year ended December 31, 2012 and in our subsequent Quarterly Reports on Form 10-Q, before investing in our securities. We may also include additional risk factors in prospectus supplements.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods, on a continuous or delayed basis. The prospectus supplement will describe the terms of the plan of distribution, set forth the names of any agents, dealers or underwriters involved in the sale of the securities, and set forth any applicable commissions or discounts. See “Plan of Distribution” beginning on page 22 for more information on this topic. No securities may be sold without delivery of a prospectus supplement describing the method and terms of the offering of those securities. Our net proceeds, if applicable, from the sale of these securities will also be set forth in a prospectus supplement.

Our common stock is traded on the NASDAQ Global Market under the trading symbol “VRTS.” On June 25, 2013, the closing sale price of our common stock was $189.30 per share.

Our principal executive offices are located at 100 Pearl Street, 9th Floor, Hartford, CT 06103, and our telephone number is (800) 248-7971.

The date of this prospectus is June 26, 2013.

You should rely only on the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. We have not authorized anyone to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. We are not making an offer to sell, nor are we soliciting an offer to buy, these securities in any jurisdiction where the offer or sale is not permitted. The information appearing in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein or therein is accurate only as of their respective dates or on other dates which are specified in those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

ABOUT THIS PROSPECTUS

This prospectus is part of a shelf registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process for the delayed offering and sale of securities pursuant to Rule 415 under the Securities Act of 1933, as amended, or the Securities Act. Under the shelf registration process, we and the selling stockholder may, from time to time, sell the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we or the selling stockholder sell securities, we will provide a prospectus supplement containing specific information about the terms of the securities being offered and the specific manner in which they will be offered and the names of any selling stockholder, if applicable. A prospectus supplement, which we or the selling stockholder will provide each time securities are offered, will provide the names of any underwriters, dealers or agents involved in the sale of the securities, and any applicable fee, commission, or discount arrangements with them. The prospectus supplement may also add, update or change information contained in this prospectus.

This prospectus and any accompanying prospectus supplement do not contain all of the information included in the registration statement. We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. For further information, we refer you to the registration statement on Form S-3 of which this prospectus is a part, including its exhibits. Statements contained in this prospectus and any accompanying prospectus supplement about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC’s rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters.

You should read this prospectus together with any additional information you may need to make your investment decision. You should also read and carefully consider the information in the documents we have referred you to in “Documents Incorporated by Reference” and “Where You Can Find More Information” below. Information incorporated by reference after the date of this prospectus may add, update or change information contained in this prospectus. Any information in such subsequent filings that is inconsistent with this prospectus will supersede the information in this prospectus or any earlier prospectus supplement.

As used in this prospectus and in the documents incorporated by reference herein, unless the context otherwise requires, the terms “we,” “us,” “our,” “the Company” and “Virtus” refer to all entities owned or controlled by Virtus Investment Partners, Inc.

INFORMATION ABOUT VIRTUS INVESTMENT PARTNERS, INC.

Overview

We are a provider of investment management products and services to individuals and institutions. We operate a multi-manager investment management business, comprised of affiliated managers and unaffiliated subadvisers, each having its own distinct investment style, autonomous investment process and brand. We believe our clients value this approach and appreciate individual managers with distinctive cultures and styles.

We provide our products in a number of forms and through multiple distribution channels. Our retail products include open-end mutual funds, closed-end funds, variable insurance funds and separately managed accounts. Our fund family of open-end funds is distributed primarily through intermediaries. Our closed-end funds trade on the New York Stock Exchange. Our variable insurance funds are available as investment options in variable annuities and life insurance products distributed by third-party life insurance companies. Separately managed accounts are comprised of intermediary programs, sponsored and distributed by unaffiliated brokerage firms, and individual direct managed account investment services that we provide. We also manage institutional accounts for corporations, multi-employer retirement funds, public employee retirement systems, foundations and endowments and special purpose funds. Our earnings are primarily driven by asset-based fees charged on these various products for services including investment management, fund administration, distribution and shareholder services. These fees are based on a percentage of assets under management and are calculated using daily or weekly average assets or assets at the end of the preceding quarter.

Corporate Information

Virtus Investment Partners, Inc. was incorporated under the laws of the State of Delaware on October 1, 2008. We commenced operations on November 1, 1995 through a reverse merger with Duff & Phelps Corporation. From 1995 to 2001, we were a majority-owned indirect subsidiary of The Phoenix Companies, Inc., or PNX. On January 11, 2001, a subsidiary of PNX acquired the outstanding shares of the Company not already owned and the Company became an indirect wholly-owned subsidiary of PNX. On October 31, 2008, after the sale of convertible preferred stock to a subsidiary of the Bank of Montreal, or BMO, we became an indirect, majority-owned subsidiary of PNX. On December 31, 2008, PNX distributed 100% of Virtus common stock to PNX stockholders in a spin-off transaction. Following the spin-off, BMO owned 100% of the Company’s outstanding shares of Series B Convertible Preferred Stock, or the Series B. All of the outstanding Series B was converted to shares of Virtus common stock on January 6, 2012. As a result of the conversion, all of the preferred stock has been retired.

Our principal offices are located at 100 Pearl Street, 9th Floor, Hartford, CT 06103 and our telephone number is (800) 248-7971. We maintain a website at www.virtus.com. Information contained on our website is not, and should not be interpreted to be, incorporated by reference into this prospectus or used in connection with this offering. Our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and current reports on Form 8-K and all amendments to such reports are made available free of charge through the Investor Relations section of our website as soon as reasonably practicable after such materials have been electronically filed with, or furnished to, the SEC.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents that are incorporated by reference herein contain certain statements that are, or may be considered to be, forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995, as amended, Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. All statements that are not historical facts, including statements about our beliefs or expectations, are forward-looking statements. These statements may be identified by such forward-looking terminology as “expect,” “estimate,” “plan,” “intend,” “believe,” “anticipate,” “may,” “will,” “should,” “could,” “continue,” “project” or similar statements or variations of such terms or the negative of such terms.

Our forward-looking statements are based on a series of expectations, assumptions and projections about us, are not guarantees of future results or performance, and involve substantial risks and uncertainty, including assumptions and projections concerning our assets under management, cash inflows and outflows, operating cash flows, and future credit facilities, for all forward periods. All of our forward-looking statements are made as of the date of this prospectus or the date of the documents incorporated by reference into this prospectus.

We can give no assurance that such expectations or forward-looking statements will prove to be correct. Actual results may differ materially. We do not undertake or plan to update or revise any such forward-looking statements to reflect actual results, changes in plans, assumptions, estimates or projections, or other circumstances occurring after the date of this prospectus, even if such results, changes or circumstances make it clear that any forward-looking information will not be realized. If there are any future public statements or disclosures by us which modify or impact any of the forward-looking statements contained in or accompanying this prospectus, such statements or disclosures will be deemed to modify or supersede such statements in this prospectus.

Our business and our forward-looking statements involve substantial known and unknown risks and uncertainties, including those discussed under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Reports on Form 10-K and our Quarterly Reports on Form 10-Q, as well as the following risks and uncertainties: (a) any reduction in our assets under management due to market conditions, investment performance, redemptions or terminations of investment contracts, or regulatory factors; (b) damage to our reputation; (c) our money market funds do not maintain stable net asset values; (d) our inability to attract and retain key personnel; (e) the competition we face in our business, including competition related to investment products and fees; (f) limitations on our deferred tax assets; (g) changes in key distribution relationships; (h) interruptions in service or failure to provide service by third-party service providers for technology services critical to our business; (i) adverse regulatory and legal developments; (j) impairment of our goodwill or intangible assets; (k) lack of availability of required and necessary capital on satisfactory terms; (l) liabilities and losses not covered by our insurance policies; (m) significant reductions to our fee rates; and (n) certain other risks and uncertainties described in this prospectus or in any of our other filings with the SEC.

An occurrence of, or any material adverse change in, one or more of the risk factors or risks and uncertainties referred to in this prospectus or included in our other periodic reports filed with the SEC could materially and adversely affect our operations, financial results, cash flows, prospects, and liquidity.

Other factors which may impact our continuing operations, prospects, financial results and liquidity or which may cause actual results to differ from such forward-looking statements are discussed or included in our periodic reports filed with the SEC. See “Where You Can Find More Information” below. You are urged to carefully consider all such factors.

RISK FACTORS

Investment in our securities involves a high degree of risk. You should carefully consider the risks described in the section “Risk Factors” contained in our most recent Annual Report on Form 10-K, which is on file with the SEC and incorporated by reference herein, and any updates to those Risk Factors in our subsequent Quarterly Reports on Form 10-Q, or any applicable prospectus supplement or other offering material, in addition to the other information contained in this prospectus, before purchasing any of our securities. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business operations. Any of these risks described could materially adversely affect our business, financial condition, results of operations, or ability to make distributions to our stockholders. In such case, you could lose all or a portion of your original investment.

USE OF PROCEEDS

Except as described in any prospectus supplement, we currently intend to use the net proceeds from the sale of securities for general corporate purposes, which may include working capital, capital expenditures, repurchases and redemptions of our securities, repayment or refinancing of indebtedness or the acquisition of complementary businesses which further our corporate strategy. We will have significant discretion in the use of any net proceeds. Investors will be relying on the judgment of our management regarding the application of the proceeds of any sale of the securities. We may invest the net proceeds temporarily until we use them for their stated purpose.

If and when we offer a particular series of securities, we will describe the intended use of the net proceeds from that offering in a prospectus supplement. The actual amount of net proceeds we spend on a particular use will depend on many factors, including our future revenue growth, if any, our future capital expenditures and the amount of cash required by our operations. Many of these factors are beyond our control. Therefore, we will retain broad discretion in the use of the net proceeds.

We will not receive any of the proceeds from sales of common stock, if any, by the selling stockholder.

DESCRIPTION OF COMMON STOCK

The following description of the terms of our common stock is only a summary. This description is subject to, and qualified in its entirety by reference to, our Certificate of Incorporation and Bylaws, each of which has previously been filed with the SEC and which we incorporate by reference as exhibits to the registration statement of which this prospectus is a part, and the General Corporation Law of the State of Delaware, or DGCL.

Authorized Shares

We are authorized to issue up to 1,000,000,000 shares of common stock. As of June 21, 2013, 7,820,833 shares of our common stock were issued and outstanding and were held by approximately 104,000 holders of record.

Dividends

We do not currently plan on paying any cash dividends. However, subject to the conditions discussed below, the owners of our common stock may receive dividends when declared by our board of directors, or the Board, from funds legally available for the payment of dividends. All decisions regarding the declaration and payment of dividends will be evaluated from time to time in light of our financial condition, earnings, growth prospects, other uses of cash, funding requirements, applicable law and other factors our Board deems relevant.

Voting Rights

Each share of common stock is entitled to one vote in the election of directors and all other matters submitted to a stockholder vote. In general, all matters submitted to a meeting of stockholders, other than as described in this section, shall be decided by vote of a majority of the shares of the our common stock present in person or represented by proxy at the meeting and entitled to vote on the matter. Directors subject to election by holders of our common stock are elected by a plurality of the shares of our common stock present in person or represented by proxy at the meeting and entitled to vote on the election of directors. There are no cumulative voting rights.

The approval of at least 75% of the shares of our outstanding common stock entitled to vote will be necessary to approve any amendment to our Bylaws. At least 66 2⁄3% of the shares of our outstanding common stock entitled to vote will be necessary to approve any amendment to our Certificate of Incorporation relating to the number of and removal of directors, the classified nature of our Board, the manner of filling vacancies thereon, or the location of advance notice provisions relating to the election of directors in our Bylaws. Other amendments to our Bylaws and Certificate of Incorporation, and certain extraordinary transactions (such as a merger or consolidation involving us or a sale of all or substantially all of our assets), must be approved by a majority of our outstanding common stock entitled to vote, provided that, except as otherwise required by law, our common stock is not entitled to vote on any amendment of our Certificate of Incorporation or to a preferred stock certificate of designation that relates solely to one or more outstanding series of preferred stock if the holders of such series are entitled, either separately or together with the holders of one or more other series of preferred stock, to vote on that matter as a separate class pursuant to the Certificate of Incorporation or a preferred stock certificate of designation or pursuant to the DGCL as currently in effect or as the same may be amended.

Liquidation Rights

If we liquidate, dissolve or wind-up our business, whether voluntarily or not, our common stockholders would share equally in the distribution of all assets remaining after payment to creditors and any liquidation preference owed to any then-outstanding preferred stockholders.

Preemptive Rights

Our common stock has no preemptive or similar rights.

Listing

The shares of our common stock are listed on the NASDAQ Global Market under the symbol “VRTS.”

Stockholder Liability

Delaware law provides that no stockholder, including holders of preferred stock, shall be personally liable for our acts and obligations and that our funds and property shall be the only recourse for these acts or obligations.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Investor Services.

Anti-Takeover Provisions

Certificate of Incorporation; Bylaws

Our Certificate of Incorporation and Bylaws contain provisions that could make more difficult the acquisition of us by means of a tender offer, a proxy contest or otherwise. These provisions are summarized below.

Classes of Preferred Stock. Under our Certificate of Incorporation, our Board has the full authority permitted by Delaware law to determine the voting rights, if any, and designations, preferences, limitations and special rights of any class or any series of any class of the preferred stock, which may be greater than those of our common stock. The effects of the issuance of a new series or class of preferred stock might include, among other things, restricting dividends on our common stock, diluting the voting power of our common stock, impairing the liquidation rights of our common stock, or delaying or preventing a change in control of the Company.

Removal of Directors; Filling Vacancies. Our Certificate of Incorporation and Bylaws provide that directors may be removed only for cause and only upon the affirmative vote of holders of at least a majority of the voting power of all the outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class. Additionally, subject to the rights of the holders of preferred stock, only our Board will be authorized to fix the number of directors and to fill any vacancies on our Board. These provisions could make it more difficult for a potential acquirer to gain control of our Board.

Stockholder Action. Our Certificate of Incorporation and Bylaws provide that stockholder action can be taken only at an annual or special meeting of stockholders and may not be taken by written consent in lieu of a meeting. Our Certificate of Incorporation and Bylaws provide that special meetings of stockholders can be called only by our Chairman of the Board or pursuant to a resolution adopted by our Board. Stockholders are not permitted to call a special meeting or to require that the Board call a special meeting of stockholders.

Advance Notice Procedures. Our Bylaws establish an advance notice procedure for stockholders to make nominations of candidates for election as directors, or bring other business before an annual or special meeting of our stockholders. This notice procedure provides that only persons who are nominated by, or at the direction of our Board, the Chairman of the Board, or by a stockholder who has given timely written notice to our Secretary prior to the meeting at which directors are to be elected, will be eligible for election as directors. This procedure also requires that, in order to raise matters at an annual or special meeting, those matters be raised before the meeting pursuant to the notice of meeting we deliver or by, or at the direction of, our Chairman or by a stockholder who is entitled to vote at the meeting and who has given timely written notice to our Secretary of his intention to raise those matters at the annual meeting. If our Chairman determines that a person was not nominated, or other business was not brought before the meeting, in accordance with the notice procedure, that person will not be eligible for election as a director, or that business will not be conducted at the meeting.

Classified Board of Directors. Our Certificate of Incorporation provides for our Board to be divided into three classes of directors, as nearly equal in number as possible, serving staggered terms. Approximately one-third of our Board will be elected each year. Under Section 141 of the DGCL, directors serving on a classified Board can only be removed for cause. Our Board consists of eight directors. The two Class I directors have a term expiring in 2015, the three Class II directors have a term expiring in 2016 and the three Class III directors have a term expiring in 2014. At each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the directors of the same class whose terms are then expiring.

The provision for a classified Board could prevent a party that acquires control of a majority of the outstanding voting stock from obtaining control of our Board until the second annual stockholders meeting following the date the acquiror obtains the controlling stock interest. The classified Board provision could have the effect of discouraging a potential acquiror from making a tender offer for our shares or otherwise attempting to obtain control of us and could increase the likelihood that our incumbent directors will retain their positions. We believe that a classified Board will help to assure the continuity and stability of our Board and our business strategies and policies as determined by our Board, because a majority of the directors at any given time will have prior experience on our Board. The classified Board provision should also help to ensure that our Board, if confronted with an unsolicited proposal from a third party that has acquired a block of our voting stock, will have sufficient time to review the proposal and appropriate alternatives and to seek the best available result for all stockholders.

Amendments. Our Certificate of Incorporation provides that the affirmative vote of the holders of at least 66 2⁄3% of the voting power of the outstanding shares entitled to vote, voting together as a single class, is required to amend the provisions of our Certificate of Incorporation relating to the number and removal of our directors, the classified nature of our Board and the manner of filling vacancies thereon, or the location of advance notice provisions relating to the election of directors in our Bylaws. Our Bylaws further provide that our Bylaws may be amended by our Board or by the affirmative vote of the holders of at least 75% of the outstanding shares entitled to vote, voting together as a single class.

Delaware Law

We are also subject to the provisions of Delaware law described below regarding business combinations with interested stockholders.

Section 203 of the DGCL applies to a broad range of business combinations between a Delaware corporation and an interested stockholder. The Delaware law definition of “business combination” includes mergers, sales of assets, issuances of voting stock and certain other transactions. An “interested stockholder” is defined as any person who owns, directly or indirectly, 15% or more of the outstanding voting stock of a corporation, or within the last three years owned 15% or more of a corporation’s stock and is presently an affiliate or associate of that corporation.

Section 203 of the DGCL prohibits a corporation from engaging in a business combination with an interested stockholder for a period of three years following the date on which the stockholder became an interested stockholder, unless:

•	the Board of Directors approved the business combination before the stockholder became an interested stockholder, or the Board of Directors approved the transaction that resulted in the stockholder becoming an interested stockholder;

•	upon completion of the transaction which resulted in the stockholder becoming an interested stockholder, such stockholder owned at least 85% of the voting stock outstanding when the transaction began other than shares held by directors who are also officers and other than shares held by certain employee stock plans; or

•	the Board of Directors approved the business combination after the stockholder became an interested stockholder and the business combination was approved at a meeting by at least two-thirds of the outstanding voting stock not owned by such stockholder.

These limitations on business combinations with interested stockholders do not apply to a corporation that does not have a class of stock listed on a national securities exchange, authorized for quotation on an interdealer quotation system of a registered national securities association or held of record by more than 2,000 stockholders.

Our Board has expressly approved the equity investment by BMO Bankcorp, Inc. (f/k/a Harris Bankcorp, Inc.) prior to it becoming an interested stockholder of the Company under Section 203 of the DGCL.

DESCRIPTION OF PREFERRED STOCK

The following description of the terms of our preferred stock is only a summary. The specific terms of any series of preferred stock will be described in the applicable prospectus supplement. This description and the description contained in any prospectus supplement are subject to and qualified in their entirety by reference to our Certificate of Incorporation, which will include the certificate of designation relating to each series of preferred stock, and our Bylaws, and the DGCL.

General

Our charter provides that we may issue up to 250,000,000 shares of preferred stock, $0.01 par value per share. As of June 25, 2013, no shares of our preferred stock were issued and outstanding.

The following description of the preferred stock sets forth general terms and provisions of the preferred stock to which any prospectus supplement may relate. The statements below describing the preferred stock are in all respects subject to and qualified in their entirety by reference to the applicable provisions of our Certificate of Incorporation and Bylaws and any applicable certificates of designation of a series of preferred stock which may differ from the terms we describe below. The issuance of preferred stock could adversely affect the voting power, dividend rights and other rights of holders of common stock.

Terms

Prior to issuance of shares of each class or series of preferred stock, our Board of Directors is required by the DGCL and our charter to fix the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms or conditions of redemption for each class or series.

Reference is made to the prospectus supplement relating to the series of preferred stock offered thereby for the specific terms thereof, including:

•	The title and stated value of the preferred stock;

•	The number of shares of the series of preferred stock, the liquidation preference per share of the preferred stock and the offering price of the preferred stock;

•	The dividend rate(s), period(s) and/or payment day(s) or method(s) of calculation thereof applicable to the preferred stock;

•	The date from which dividends on the preferred stock shall accumulate, if applicable;

•	The procedures for any auction and remarketing, if any, for the preferred stock;

•	The provision for a sinking fund, if any, for the preferred stock;

•	The provision for redemption, if applicable, of the preferred stock;

•	Any listing of the preferred stock on any securities exchange;

•	The terms and conditions, if applicable, upon which the preferred stock may or will be convertible into our common stock, including the conversion price or manner of calculation thereof;

•	The relative ranking and preferences of the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;

•	Whether depositary shares representing the preferred stock will be offered and, if so, the fraction or multiple of a share that each depositary share will represent;

•	A discussion of U.S. federal income tax considerations applicable to the preferred stock; and

•	Any other specific terms, preferences, rights, limitations or restrictions of the preferred stock.

Rank

Unless otherwise specified in the applicable certificate of designation and described in the applicable prospectus supplement, the preferred stock will, with respect to dividend rights and rights upon liquidation, dissolution or winding up of our company, rank:

(a) senior to all classes or series of common stock and to all capital stock issued by us the terms of which provide that the capital stock shall rank junior to the preferred stock;

(b) on a parity with all capital stock issued by us other than those referred to in clauses (a) and (c); and

(c) junior to all capital stock issued by us which the terms of the preferred stock provide will rank senior to it.

Dividends

Unless otherwise specified in the certificate of designation and described in the applicable prospectus supplement, the preferred stock will have the rights with respect to payment of dividends set forth below.

Holders of the preferred stock of each series will be entitled to receive, when, as and if authorized by our Board and declared by us, out of our assets legally available for payment, cash dividends in the amounts and on the dates as will be set forth in, or pursuant to, the certificate of designation and described in the applicable prospectus supplement. Each dividend shall be payable to holders of record as they appear on our share transfer books on the record dates as shall be fixed by our Board.

Dividends on any series of preferred stock may be cumulative or non-cumulative, as provided in the certificate of designation and described in the applicable prospectus supplement. Dividends, if cumulative, will be cumulative from and after the date set forth in the certificate of designation and described in the applicable prospectus supplement. If the Board fails to authorize a dividend payable on a dividend payment date on any series of preferred stock for which dividends are non-cumulative, then the holders of this series of preferred stock will have no right to receive a dividend in respect of the related dividend period and we will have no obligation to pay the dividend accrued for the period, whether or not dividends on this series of preferred stock are declared payable on any future dividend payment date.

If preferred stock of any series is outstanding, no full dividends will be declared and paid or declared and set apart for payment on any of our capital stock of any other series ranking, as to dividends, on a parity with or junior to the preferred stock of this series for any period unless:

•	if this series of preferred stock has a cumulative dividend, full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart; or

•	if this series of preferred stock does not have a cumulative dividend, full dividends for the then current dividend period have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart.

When dividends are not paid in full or a sum sufficient for the full payment is not so set apart upon preferred stock of any series and the shares of any other series of preferred stock ranking on a parity as to dividends with the preferred stock of this series, all dividends declared upon the preferred stock of this series and any other series of preferred stock ranking on a parity as to dividends with the preferred stock shall be declared pro rata so that the amount of dividends declared per share of preferred stock of this series and the other series of preferred stock shall in all cases bear to each other the same ratio that accrued dividends per share on the preferred stock of this series and the other series of preferred stock, which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if the preferred stock does not have a cumulative dividend, bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on preferred stock of this series which may be in arrears.

Except as provided in the immediately preceding paragraph, unless (a) if this series of preferred stock has a cumulative dividend, full cumulative dividends on the preferred stock of this series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods, and (b) if this series of preferred stock does not have a cumulative dividend, full dividends on the preferred stock of this series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for the then current dividend period, no dividends, other than in shares of common stock or other capital stock ranking junior to the preferred stock of this series as to dividends and upon liquidation, shall be declared and paid or declared and set aside for payment or other distribution shall be declared and made upon the common stock, or any of our other capital stock ranking junior to or on a parity with the preferred stock of this series as to dividends or upon liquidation, nor shall any shares of common stock, or any other of our capital stock ranking junior to or on a parity with the preferred stock of this series as to dividends or upon liquidation, be redeemed, purchased or otherwise acquired for any consideration or any moneys be paid to or made available for a sinking fund for the redemption of any of the shares by us except by conversion into or exchange for other of our capital stock ranking junior to the preferred stock of this series as to dividends and upon liquidation.

Redemption

The terms on which any series of preferred stock may be redeemed will be described in the relevant prospectus supplement. All shares of preferred stock that we redeem, purchase or acquire, including shares surrendered for conversion or exchange, will be cancelled and restored to the status of authorized but unissued shares of preferred stock unless otherwise provided in the certificate of designation creating the class or series of preferred stock.

Liquidation Preference

Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, before any distribution or payment shall be made to the holders of any common stock or any other class or series of our capital stock ranking junior to the preferred stock of this series, the holders of the preferred stock shall be entitled to receive out of our assets of our company legally available for distribution to stockholders liquidating distributions in the amount of the liquidation preference per share that is set forth in the certificate of designation and described in the applicable prospectus supplement, plus an amount equal to all dividends accumulated and unpaid thereon, which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if the preferred stock does not have a cumulative dividend. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of preferred stock will have no rights or claim to any of our remaining assets. In the event that, upon any voluntary or involuntary liquidation, dissolution or winding up, our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding preferred stock of this series and the corresponding amounts payable on all shares of other classes or series of capital stock of our company ranking on a parity with the preferred stock in the distribution of assets, then the holders of the preferred stock and all other classes or series of capital stock shall share ratably in any distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

Voting Rights

Holders of preferred stock will not have any voting rights, except as from time to time as required by law, or as otherwise provided in the certificate of designation or the resolutions establishing such series and as described in the applicable prospectus supplement.

Conversion Rights

The terms and conditions, if any, upon which any series of preferred stock is convertible into shares of common stock will be set forth in the certificate of designation and described in the applicable prospectus supplement. The terms will include the number of shares of common stock into which the shares of preferred stock are convertible, the conversion price, or manner of calculation thereof, the conversion period, provisions as to whether conversion will be at the option of the holders of our preferred stock or us, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of the preferred stock.

Stockholder Liability

Delaware law provides that no stockholder, including holders of preferred stock, shall be personally liable for our acts and obligations and that our funds and property shall be the only recourse for these acts or obligations.

DESCRIPTION OF DEPOSITARY SHARES

The following description of the terms of the depositary shares is only a summary. This description is subject to, and qualified in its entirety by reference to, the provisions of the deposit agreement, our charter and the form of articles supplementary for the applicable series of preferred stock, which will be described in the applicable prospectus supplement and may differ from the terms we describe below.

General

We may, at our option, elect to offer depositary shares rather than full shares of preferred stock. In the event such option is exercised, each of the depositary shares will represent ownership of and entitlement to all rights and preferences of a fraction of a share of preferred stock of a specified series (including dividend, voting, redemption and liquidation rights). The applicable fraction will be specified in the applicable prospectus supplement. The shares of preferred stock represented by the depositary shares will be deposited with a depositary named in the applicable prospectus supplement, under a deposit agreement among our company, the depositary and the holders of the certificates evidencing depositary shares, or depositary receipts. Depositary receipts will be delivered to those persons purchasing depositary shares in the offering. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares. Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence and paying certain charges.

The summary of terms of the depositary shares contained in this prospectus does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of the deposit agreement and the form of the certificate of designation for the applicable series of preferred stock which will be described in the applicable prospectus supplement and may differ from the terms we describe below.

Dividends

The depositary will distribute all cash dividends or other cash distributions received in respect of the series of preferred stock represented by the depositary shares to the record holders of depositary receipts in proportion to the number of depositary shares owned by such holders on the relevant record date, which will be the same date as the record date fixed by our company for the applicable series of preferred stock. The depositary, however, will distribute only such amount as can be distributed without attributing to any depositary share a fraction of one cent, and any balance not so distributed will be added to and treated as part of the next sum received by the depositary for distribution to record holders of depositary receipts then outstanding.

In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary receipts entitled thereto, in proportion, as nearly as may be practicable, to the number of depositary shares owned by such holders on the relevant record date, unless the depositary determines (after consultation with our company) that it is not feasible to make such distribution, in which case the depositary may (with the approval of our company) adopt any other method for such distribution as it deems equitable and appropriate, including the sale of such property (at such place or places and upon such terms as it may deem equitable and appropriate) and distribution of the net proceeds from such sale to such holders.

No distribution will be made in respect of any depositary share to the extent that it represents any preferred stock converted into excess stock.

Liquidation Preference

In the event of the liquidation, dissolution or winding up of the affairs of our company, whether voluntary or involuntary, the holders of each depositary share will be entitled to the fraction of the liquidation preference accorded each share of the applicable series of preferred stock as described in the applicable prospectus supplement.

Redemption

If the series of preferred stock represented by the applicable series of depositary shares is redeemable, such depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of preferred stock held by the depositary. Whenever we redeem any preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing the preferred stock so redeemed. The depositary will mail the notice of redemption promptly upon receipt of such notice from us and not less than 30 nor more than 60 days prior to the date fixed for redemption of the preferred stock and the depositary shares to the record holders of the depositary receipts.

Voting

Promptly upon receipt of notice of any meeting at which the holders of the series of preferred stock represented by the applicable series of depositary shares are entitled to vote, the depositary will mail the information contained in such notice of meeting to the record holders of the depositary receipts as of the record date for such meeting. Each such record holder of depositary receipts will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock represented by such record holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote such preferred stock represented by such depositary shares in accordance with such instructions, and we will agree to take all action which may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will abstain from voting any of the preferred stock to the extent that it does not receive specific instructions from the holders of such depositary receipts.

Withdrawal of Preferred Stock

Upon surrender of depositary receipts at the principal office of the depositary and payment of any unpaid amount due the depositary, and subject to the terms of the deposit agreement, the owner of the depositary shares evidenced thereby is entitled to delivery of the number of whole shares of preferred stock and all money and other property, if any, represented by such depositary shares. Partial shares of preferred stock will not be issued. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares. Holders of preferred stock thus withdrawn will not thereafter be entitled to deposit such shares under the deposit agreement or to receive depositary receipts evidencing depositary shares therefor.

Amendment and Termination of Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time and from time to time be amended by agreement between our company and the depositary. However, any amendment which materially and adversely alters the rights of the holders (other than any change in fees) of depositary shares will not be effective unless such amendment has been approved by at least a majority of the depositary shares then outstanding. No such amendment may impair the right, subject to the terms of the deposit agreement, of any owner of any depositary shares to surrender the depositary receipt evidencing such depositary shares with instructions to the depositary to deliver to the holder of the depositary receipts all money and other property, if any, represented thereby, except in order to comply with mandatory provisions of applicable law.

The deposit agreement will be permitted to be terminated by our company upon not less than 30 days prior written notice to the applicable depositary if a majority of each series of preferred stock affected by such termination consents to such termination. Upon such termination, the depositary will be required to deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by such holder, such number of whole or fractional shares of preferred stock as are represented by the depositary shares evidenced by such depositary receipts together with any other property held by such depositary with respect to such depositary receipts. In addition, the deposit agreement will automatically terminate if (i) all outstanding depositary shares thereunder shall have been redeemed, (ii) there shall have been a final distribution in respect of the related preferred stock in connection with any liquidation, dissolution or winding-up of our company and such distribution shall have been distributed to the holders of depositary receipts evidencing the depositary shares representing such preferred stock or (iii) each share of the related preferred stock shall have been converted into stock of our company not so represented by depositary shares.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the preferred stock and initial issuance of the depositary shares, and redemption of the preferred stock and all withdrawals of preferred stock by owners of depositary shares. Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and certain other charges as are provided in the deposit agreement. In certain circumstances, the depositary may refuse to transfer depositary shares, may withhold dividends and distributions, and may sell the depositary shares of certain holders of depositary receipts if such charges are not paid by such holders.

Miscellaneous

The depositary will forward to the holders of depositary receipts all reports and communications from us which are delivered to the depositary and which we are required to furnish to the holders of the preferred stock. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at such other places as it may from time to time deem advisable, any reports and communications received from us which are received by the depositary as the holder of preferred stock.

Neither the depositary nor our company assumes any obligation or will be subject to any liability under the deposit agreement to holders of depositary receipts other than for its negligence or willful misconduct. Neither the depositary nor our company will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the deposit agreement. The obligations of our company and the depositary under the deposit agreement will be limited to performance in good faith of their duties thereunder, and they will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. Our company and the depositary may rely on written advice of counsel or accountants, on information provided by holders of the depositary receipts or other persons believed in good faith to be competent to give such information and on documents believed to be genuine and to have been signed or presented by the proper party or parties.

In the event the depositary shall receive conflicting claims, requests or instructions from any holders of depositary receipts, on the one hand, and our company, on the other hand, the depositary shall be entitled to act on such claims, requests or instructions received from our company.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the depositary. Any such resignation or removal will effect upon the appointment of a successor depositary and its acceptance of such appointment. Such successor depositary must be appointed within 60 days after delivery of the notice for resignation or removal and must be a bank or trust company having its principal office in the United States of America and having a combined capital and surplus of at least $50,000,000.

DESCRIPTION OF WARRANTS

The following description of the terms of the warrants is only a summary. This description is subject to, and qualified in its entirety by reference to, the provisions of the warrant agreement and warrants which will be described in the applicable prospectus supplement.

We may issue warrants for the purchase of common stock, preferred stock or depositary shares and may issue warrants independently or together with common stock, preferred stock, depositary shares or attached to or separate from such securities. We may issue each series of warrants directly to purchasers or under a separate warrant agreement between us and a warrant agent, as specified in the applicable prospectus supplement.

The warrant agent will act solely as our agent in connection with the warrants and will not act for or on behalf of warrant holders. The following sets forth certain general terms and provisions of the warrants that may be offered under this registration statement. Further terms of the warrants and the applicable warrant agreement will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will describe the terms of the warrants in respect of which this prospectus is being delivered, including, where applicable, the following:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the type and number of securities purchasable upon exercise of such warrants;

•	the designation and terms of the other securities, if any, with which such warrants are issued and the number of such warrants issued with each such offered security;

•	the date, if any, on and after which such warrants and the related securities will be separately transferable;

•	the price at which each security purchasable upon exercise of such warrants may be purchased;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	the minimum or maximum amount of such warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	any anti-dilution protection;

•	a discussion of certain U.S. federal income tax considerations; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the transferability, exercise and exchange of such warrants.

Warrant certificates will be exchangeable for new warrant certificates of different denominations and warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Prior to the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise or to any dividend payments or voting rights as to which holders of the shares of common stock or preferred stock purchasable upon such exercise may be entitled.

Each warrant will entitle the holder to purchase for cash such number of shares of common stock or preferred stock, at such exercise price as shall, in each case, be set forth in, or be determinable as set forth in, the applicable prospectus supplement relating to the warrants offered thereby. Unless otherwise specified in the applicable prospectus supplement, warrants may be exercised at any time up to the expiration date set forth in the applicable prospectus supplement. After the expiration date, unexercised warrants will be void.

Warrants may be exercised as set forth in the applicable prospectus supplement. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the capital stock purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining amount of warrants.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

The following description of the terms of the stock purchase contracts and stock purchase units is only a summary. This description is subject to, and qualified in its entirety by reference to, the provisions of the stock purchase contracts and stock purchase units agreements which will be described in the applicable prospectus supplement and may be different than the terms set forth below.

We may issue stock purchase contracts and stock purchase units for the purchase of shares of common stock or preferred stock. These stock purchase contracts and stock purchase units may be issued independently or together with any other security offered hereby and may or may not be transferable by the person receiving the stock purchase contracts and stock purchase units in such offering. In connection with any offering of stock purchase contracts and stock purchase units, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase all or a portion of any securities remaining unsubscribed for after such offering.

We may issue stock purchase contracts for a specified number of shares of common stock at a future date or dates. The price per share of common stock and the number of shares of common stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula stated in the stock purchase contracts.

The stock purchase contracts may be issued separately or as part of units that we call “stock purchase units.” Stock purchase units consist of a stock purchase contract and either our debt securities or debt obligations of third parties, including United States treasury securities, securing the holders’ obligations to purchase the common stock under the stock purchase contracts.

The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice versa, and these payments may be unsecured or refunded on some basis. The stock purchase contracts may require holders to secure their obligations in a specified manner.

We may enter into derivative transactions or forward sale agreements on shares of securities with third parties. In such event, we may pledge the shares underlying such transactions to the counterparties under such agreements, to secure our delivery obligation. The counterparties or third parties may borrow shares of securities from us or third parties and sell such shares in a public offering. This prospectus may be delivered in conjunction with such sales. Upon settlement of such transactions, we may deliver shares of securities to the counterparties that, in turn, the counterparties may deliver to us or third parties, as the case may be, to close out the open borrowings of securities. The counterparty in such transactions will be an underwriter and will be identified in the applicable prospectus supplement.

The applicable prospectus supplement will describe the specific terms of the stock purchase contracts or stock purchase units. The descriptions in the applicable prospectus supplement will only be summaries, and you should read the stock purchase contracts and, if applicable, the collateral or depositary arrangements relating to the stock purchase contracts and stock purchase units. Material United States federal income tax considerations applicable to the stock purchase contracts and the stock purchase units will also be discussed in the applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

The following description of the terms of our debt securities is only a summary. The specific terms of any series of debt securities will be governed by the applicable indenture and described in the applicable prospectus supplement, which such terms may differ from those set forth below.

We may offer any combination of senior debt securities or subordinated debt securities. We may issue the senior debt securities and the subordinated debt securities under separate indentures between us, as issuer, and the trustee or trustees identified in the applicable prospectus supplement. Further information regarding the trustee may be provided in the applicable prospectus supplement. The form for each type of indenture is filed as an exhibit to the registration statement of which this prospectus is a part. We use the term “indentures” in this prospectus to refer to both the senior indenture and the subordinated indenture. The indentures will be qualified under the Trust Indenture Act of 1939, as amended, or Trust Indenture Act. We use the term “debenture trustee” to refer to either the trustee under the senior indenture or the trustee under the subordinated indenture, as applicable.

The following summaries of material provisions of the senior debt securities, the subordinated debt securities and the indentures are not complete and are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities. The prospectus supplement will describe the particular terms of any debt securities we may offer and may supplement the terms summarized below. We urge you to read the applicable prospectus supplements related to the debt securities that we may sell under this prospectus, as well as the indenture that contains the terms of the debt securities. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.

General

Within the total dollar amount of this shelf registration statement, we may issue an unlimited principal amount of debt securities in separate series. We may specify a maximum aggregate principal amount for the debt securities of any series. The debt securities will have terms that are consistent with the indentures. Senior debt securities will be unsubordinated obligations and will rank equal with all our other unsubordinated debt. Subordinated debt securities will be paid only if all payments due under our senior indebtedness, including any outstanding senior debt securities, have been made. In addition, unless otherwise specified in the applicable prospectus supplement the debt securities will be structurally subordinated to all existing and future liabilities, including trade payables, of our subsidiaries, and the claims of creditors of those subsidiaries, including trade creditors, will have priority as to the assets and cash flows of those subsidiaries.

The indentures may or may not limit the amount of other debt that we may incur or whether that debt is senior to the debt securities offered by this prospectus, and may or may not contain financial or similar restrictive covenants. The indentures may or may not contain any provision to protect holders of debt securities against a sudden or dramatic decline in our ability to pay our debt.

The prospectus supplement will describe the debt securities, the price or prices at which we will offer the debt securities and the other terms of the debt securities which may include:

•	the title;

•	the principal amount being offered, and if a series, the total amount authorized and the total amount outstanding;

•	any limit on the amount that may be issued;

•	whether or not we will issue the series of debt securities in global form, the terms and who the depositary will be;

•	the maturity date;

•	whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

•	the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•	the terms of the subordination of any series of subordinated debt;

•	the place where payments will be payable;

•	restrictions on transfer, sale or other assignment, if any;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•	the date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

•	the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

•	whether the indenture will restrict our ability or the ability of our subsidiaries to:

•	incur additional indebtedness;

•	issue additional securities;

•	create liens;

•	pay dividends or make distributions in respect of our capital stock or the capital stock of our subsidiaries;

•	redeem capital stock;

•	place restrictions on our subsidiaries’ ability to pay dividends, make distributions or transfer assets;

•	make investments or other restricted payments;

•	sell or otherwise dispose of assets;

•	enter into sale-leaseback transactions;

•	engage in transactions with stockholders or affiliates;

•	issue or sell stock of our subsidiaries; or

•	effect a consolidation or merger;

•	whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

•	a discussion of certain material or special United States federal income tax considerations applicable to the debt securities;

•	information describing any book-entry features;

•	whether the debt securities are to be offered at a price such that they will be deemed to be offered at an “original issue discount” as defined in paragraph (a) of Section 1273 of the Internal Revenue Code, or whether the debt securities are sold in a package with another security and the allocation of the offering price between the two securities may have the effect of offering the debt security at such an original issue discount;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any additional events of default or covenants provided with respect to the debt securities, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

The indentures do not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquiror of such assets must assume all of our obligations under the indentures or the debt securities, as appropriate. If the debt securities are convertible for our other securities or securities of other entities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities that the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Events of Default Under the Indenture

Unless otherwise specified in the applicable indenture and prospectus supplement, the following will be events of default under the indentures with respect to any series of debt securities that we may issue:

•	if we fail to pay interest when due and payable and our failure continues for 90 days and the time for payment has not been extended or deferred;

•	if we fail to pay the principal, premium or sinking fund payment, if any, when due and payable and the time for payment has not been extended or delayed;

•	if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive notice from the debenture trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

•	if specified events of bankruptcy, insolvency or reorganization occur.

The applicable indenture may include, and the prospectus supplement will describe, any additional events of default.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the debenture trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the debenture trustee if notice is given by such holders, may declare the unpaid principal, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the debenture trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the debenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the debenture trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or exercising any trust or power conferred on the debenture trustee, with respect to the debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

•	subject to its duties under the Trust Indenture Act, the debenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

•	the holder has given written notice to the debenture trustee of a continuing event of default with respect to that series;

•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the debenture trustee to institute the proceeding as trustee; and

•	the debenture trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the debenture trustee regarding our compliance with specified covenants in and the absence of default under the indentures.

Modification of Indenture; Waiver

We and the debenture trustee may change an indenture without the consent of any holders with respect to specific matters including:

•	to fix any ambiguity, defect or inconsistency in the indenture;

•	to comply with the provisions described above under “Consolidation, Merger or Sale”;

•	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act;

•	to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

•	to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided under “General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

•	to evidence and provide for the acceptance of appointment hereunder by a successor trustee;

•	to provide for uncertificated debt securities and to make all appropriate changes for such purpose;

•	to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, and to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default; or

•	to change anything that does not materially adversely affect the interests of any holder of debt securities of any series.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the debenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, we and the debenture trustee may only make the following changes with the consent of each holder of any outstanding debt securities affected:

•	extending the fixed maturity of the series of debt securities;

•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any debt securities; or

•	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

•	register the transfer or exchange of debt securities of the series;

•	replace stolen, lost or mutilated debt securities of the series;

•	maintain paying agencies;

•	hold monies for payment in trust;

•	recover excess money held by the debenture trustee;

•	compensate and indemnify the debenture trustee; and

•	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the debenture trustee money or government obligations sufficient to pay all the principal of, any premium and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, or any depositary named by us and identified in a prospectus supplement with respect to that series. At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

•	issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Debenture Trustee

The debenture trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the debenture trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given to it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur. The debenture trustee, as well as any material relationships it has with us or our affiliates, will be identified in the prospectus supplement relating to debt securities.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in a prospectus supplement, we will designate the corporate trust office of the debenture trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the debenture trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State specified in the applicable indenture and the prospectus supplement, except to the extent that the Trust Indenture Act is applicable.

Subordination of Subordinated Debt Securities

The subordinated debt securities will be unsecured and will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The subordinated indenture does not limit the amount of subordinated debt securities that we may issue. It also does not limit us from issuing any other secured or unsecured debt.

SELLING STOCKHOLDER

We are registering an aggregate of                  shares of common stock to permit BMO Financial Corp, or BFC, and its permitted assignees to resell the shares in the manner contemplated under “Plan of Distribution.”

BMO Bankcorp, Inc. (f/k/a Harris Bankcorp, Inc.), or BMO Bankcorp, originally acquired 45,000 shares of our Series B Voting Convertible Preferred Stock pursuant to an Investment and Contribution Agreement dated October 30, 2008, among us and our former parent companies, Phoenix, and Phoenix Investment Management Company, and BMO Bankcorp. The shares of preferred stock were issued by us to BMO Bankcorp via a private placement transaction in reliance upon Section 4(2) of the Securities Act of 1933, as amended, prior to our spin-off from our former parent companies. The acquisition was effectuated through use of a two-step closing process, the first step of which was completed effective October 31, 2008 and the second step of which was completed effective December 31, 2008, in connection with our spin-off from our former parent companies. On August 5, 2010, BMO Bankcorp converted 9,783 shares of Series B Preferred Stock into 378,446 shares of common stock. On November 30, 2011, BMO Bankcorp was dissolved and all common stock and preferred stock of Virtus held by BMO Bankcorp was transferred to BFC. On January 6, 2012, BFC converted the remaining 35,217 shares of Series B Preferred Stock into 1,349,300 shares of common stock.

The table below presents information regarding the beneficial ownership of outstanding shares of common stock by BFC and the shares that they may sell or otherwise dispose of from time to time under this prospectus. This information may change from time to time, and any changed information will be presented in a prospectus supplement if and when necessary and required. The shares set forth below may also be sold by certain transferees or successors-in-interest of BFC.

The number of shares of common stock in the column “Number of Shares Offered Hereby” represents all of the shares of common stock BFC may offer under this prospectus. In addition, the table assumes that BFC will sell all of such shares. However, because BFC may offer from time to time all or some of their shares under this prospectus, or in another permitted manner, we cannot assure you as to the actual number of shares that will be sold or otherwise disposed of by BFC or that will be held by BFC after completion of such sales. We do not know how long BFC will hold the shares before selling them.

We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated in the footnotes to the following table, the Bank of Montreal and BFC have sole investment and voting power with respect to the shares set forth below. The percentage of beneficial ownership is based on                  shares of common stock outstanding on                     , 2013.

Name of Stockholder	Shares Beneficially Owned		Number of Shares Offered Hereby	Shares Beneficially Owned After Sale of Shares Offered Hereby
	Number (1)	Percentage		Number	Percentage
BMO Financial Corp.

(1)	Beneficial ownership is determined in accordance with the rules and regulations of the Securities and Exchange Commission.

On October 27, 2011, Virtus and BMO Bankcorp entered into a Conversion and Voting Agreement. Under the terms of the Conversion and Voting Agreement and in connection with the conversion by BMO Bankcorp of 100% of our outstanding Series B Preferred Stock into shares of our common stock, BMO Bankcorp waived all future dividends on the Series B Preferred Stock, agreed to certain restrictions on transfer, waived certain voting rights and agreed to relinquish its right to appoint a Series B Director to our Board of Directors. BMO Bankcorp also agreed that to the extent its holdings of common stock ever exceed 24% of our outstanding common stock solely by reason of the repurchase or redemption of common stock by Virtus, then the excess shares will be subject to an irrevocable proxy in favor of Virtus to be voted in the same proportion as the votes cast by all shareholders other than BMO Bankcorp.

BFC is an affiliate of registered broker-dealers. BFC and its affiliates acquired the shares being registered for resale in the ordinary course of business and at the time of such acquisition, they had no agreements or understandings, directly or indirectly, with any person to distribute the shares. In the event that BFC transfers all or a portion of its common stock, and such person wishes to sell common stock under this prospectus, we will file with the SEC a prospectus supplement identifying such persons as selling stockholders.

PLAN OF DISTRIBUTION

We or the selling stockholder may sell the offered securities:

•	directly to purchasers,

•	through agents,

•	through dealers,

•	through underwriters,

•	directly to our stockholders, or

•	through a combination of any of these methods of sale.

The prospectus supplement relating to a series of the offered securities will set forth its offering terms, including the name or names of any underwriters, dealers or agents, the purchase price of the offered securities and the proceeds to us or the selling stockholder from the sale, any underwriting discounts, commissions and other items constituting underwriters’ compensation, any initial public offering price and any underwriting discounts, commissions and other items allowed or reallowed or paid to dealers or agents and any securities exchanges on which the offered securities may be listed.

We or the selling stockholder may use one or more underwriters in the sale of the offered securities, in which case the offered securities will be acquired by the underwriter or underwriters for their own account and may be resold from time to time in one or more transactions either:

•	at a fixed price or prices, which may be changed,

•	at market prices prevailing at the time of sale,

•	at prices related to the prevailing market prices, or

•	at negotiated prices.

Offerings of securities covered by this prospectus may also be made into an existing trading market for such securities in transactions at other than a fixed price, either:

•	on or through the facilities of NASDAQ or any other securities exchange or quotation or trading service on which such securities may be listed, quoted or traded at the time of sale; and/or

•	to or through a market maker otherwise than on NASDAQ or such other securities exchanges or quotation or trading services.

Such at-the-market offerings, if any, may be conducted by underwriters acting as principal or our agent, who may also be third-party sellers of securities as described above.

In addition, we may sell some or all of the securities covered by this prospectus through:

•	purchases by a dealer, as principal, who may then resell those securities to the public for its account at varying prices determined by the dealer at the time of resale or at a fixed price agreed to with us at the time of sale;

•	block trades in which a dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction; and/or

•	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers.

We or the selling stockholder may directly solicit offers to purchase offered securities. Agents designated by us or the selling stockholder from time to time may also solicit offers to purchase offered securities. Any agent designated by us or the selling stockholder, who may be deemed to be an “underwriter” as that term is defined in the Securities Act, involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by us or the selling stockholder to such agent will be set forth in the prospectus supplement.

If a dealer is utilized in the sale of the offered securities in respect of which this prospectus is delivered, we or the selling stockholder will sell the offered securities to the dealer, as principal. The dealer, who may be deemed to be an “underwriter” as that term is defined in the Securities Act, may then resell the offered securities to the public at varying prices to be determined by the dealer at the time of resale.

If an underwriter is, or underwriters are, used in the sale, we and/or the selling stockholder will execute an underwriting agreement with the underwriters at the time of sale to the underwriters. The names of the underwriters will be set forth in the prospectus supplement, which will be used by the underwriter to make resales of the offered securities in respect of which this prospectus is delivered to the public. In connection with the sale of offered securities, the underwriter may be deemed to have received compensation from us or the selling stockholder in the form of underwriting discounts or commissions and may also receive commissions from purchasers of offered securities for whom they may act as agents. Underwriters may also sell offered securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents.

If so indicated in the applicable prospectus supplement, we or the selling stockholder will authorize underwriters, dealers or other persons to solicit offers by certain institutions to purchase offered securities from us or the selling stockholder at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a future date or dates. Institutions with which these contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. The obligations of any purchasers under any delayed delivery contract will not be subject to any conditions except that:

•	the purchase of the offered securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject, and

•	if the offered securities are also being sold to underwriters, we or the selling stockholder will have sold to the underwriters the offered securities not sold for delayed delivery.

The underwriters, dealers and other persons will not have any responsibility in respect of the validity or performance of such delayed delivery contracts. The prospectus supplement relating to the contracts will set forth the price to be paid for offered securities pursuant to the contracts, the commission payable for solicitation of the contracts and the date or dates in the future for delivery of offered securities pursuant to the contracts.

Offered securities may also be offered and sold, if so indicated in the prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us or the selling stockholder. Any remarketing firm will be identified and the terms of its agreement, if any, with us or the selling stockholder and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with their remarketing of offered securities.

Unless otherwise set forth in the applicable prospectus supplement, the obligations of underwriters to purchase the offered securities will be subject to certain conditions precedent, and such underwriters will be obligated to purchase all such securities, if any are purchased. In connection with the offering of securities, we or the selling stockholder may grant to the underwriters an option to purchase additional securities to cover over-allotments at the initial public offering price, with an additional underwriting commission, as may be set forth in the accompanying prospectus supplement. If we or the selling stockholder grants any over-allotment option, the terms of such over-allotment option will be set forth in the prospectus supplement for such securities.

Underwriters, dealers, remarketing firms and agents may be entitled, under agreements that may be entered into with us or the selling stockholder, to indemnification by us or the selling stockholder against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which they may be required to make in respect thereof. Underwriters, dealers, remarketing firms and agents may be customers of, engage in transactions with, or perform services for, us or the selling stockholder in the ordinary course of business.

Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short-covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

The anticipated date of delivery of offered securities will be set forth in the applicable prospectus supplement relating to each offer.

LEGAL MATTERS

Unless the applicable prospectus supplement indicates otherwise, certain matters relating to the validity of the securities will be passed upon on behalf of Virtus by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., Boston, Massachusetts.

EXPERTS

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. Information incorporated by reference is considered to be part of this prospectus, except for any information that is superseded by information included directly in this prospectus. Any statement contained in this prospectus or a document incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that is incorporated by reference in this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference the documents listed below (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act).

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2012 filed with the SEC on March 2, 2013;

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2013 filed with the SEC on May 7, 2013;

•	Current Report on Form 8-K filed with the SEC on May 24, 2013;

•	The portions of our definitive proxy statement on Schedule 14A filed on April 8, 2013 that are deemed “filed” with the SEC under the Exchange Act; and

•	The description of our common stock contained in our Registration Statement on Form 10 filed with the SEC on December 19, 2008, and any amendment or report filed for the purpose of updating such description.

We also incorporate by reference all additional documents that we file with the SEC that are made after the initial filing date of this registration statement of which this prospectus is a part and the effectiveness of the registration statement, as well as between the date of this prospectus and the termination of any offering of securities offered by this prospectus under the terms of:

•	Sections 13(a) and (c) of the Exchange Act;

•	Section 14 of the Exchange Act; and

•	Section 15(d) of the Exchange Act.

We are not, however, incorporating, in each case, any documents (or portions thereof) or information that is “furnished” but not “filed” for purposes of the Exchange Act.

We will provide a copy of any and all of the information that is incorporated by reference in this prospectus to any person, including any beneficial owner, to whom a prospectus is delivered, without charge, upon written or oral request. Written requests for copies should be directed to the following address:

Virtus Investment Partners, Inc. – Investor Relations

100 Pearl Street, 9th Floor

Hartford, Connecticut, 06103

(800) 248-7971

WHERE YOU CAN FIND MORE INFORMATION

We are currently subject to the information requirements of the Exchange Act and in accordance therewith file periodic reports, proxy statements and other information with the SEC.

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities that may be sold under this prospectus. This prospectus does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information about us and the securities to be sold in this offering, please refer to the registration statement and its exhibits. Statements contained in this prospectus as to the contents of any contract, agreement or other document referred to, are not necessarily complete, and in each instance please refer to the copy of the contract, agreement or other document filed as an exhibit to the registration statement or as an exhibit to a document incorporated by reference in the registration statement, each statement being qualified in all respects by this reference.

Our periodic and current reports, and any amendments to those reports, are available, free of charge, as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC on our website: www.virtus.com. The information on our website is not incorporated by reference into this prospectus.

You may read and copy all or any portion of the registration statement or any reports, proxy statements and other information we file with the SEC at the public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Copies of such material are also available by mail from the Public Reference Branch of the SEC at 100 F Street, N.E., Washington, D.C. 20549 at prescribed rates.

Please call the SEC at 1-800-SEC-0330 for more information on the public reference rooms.

The SEC also maintains a web site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. These materials may be obtained electronically by accessing the SEC’s web site at http://www.sec.gov.

1,129,032 Shares

Virtus Investment Partners, Inc.

Common Stock

PROSPECTUS SUPPLEMENT

Goldman, Sachs & Co.

Morgan Stanley

BofA Merrill Lynch

UBS Investment Bank

Citigroup

RBC Capital Markets

Raymond James

Sandler O’Neill + Partners, L.P.

Wells Fargo Securities

September 11, 2013